[BELL, BOYD & LLOYD PLLC LETTERHEAD]

STACY H. WINICK
DIRECT DIAL:  202 955-7040
swinick@bellboyd.com





                                January 21, 2003


     As counsel for Liberty-Stein Roe Funds Investment Trust (the "Trust"), we consent to the incorporation by reference of our opinion relating to the series of the Trust designated Liberty Growth Stock Fund (previously Stein Roe Stock Fund and Stein Roe Growth Stock Fund) filed on June 25, 1996 as exhibit 10(b) in post-effective amendment number 34 to the Trust's registration statement on Form N-1A, Securities Act File No. 33-11351:

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                         Very truly yours,

                                                         BELL, BOYD & LLOYD PLLC


                                                         By /s/ Stacy H. Winick
                                                            Stacy H. Winick
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